UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

VANTAGE ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	51-0599779
(State of incorporation or organization)	(I.R.S. employer
identification no.)

777 Post Oak Blvd., Suite 610
Houston, Texas	77056
(Address of principal executive offices)	(zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.

Securities Act registration statement file number to which this form relates: 333-138565

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
Units, each consisting of one share of Common Stock and one Warrant	American Stock Exchange

Common Stock, par value $0.001 per share	American Stock Exchange

Warrants, exercisable for Common Stock at an exercise price of $6.00 per share	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.                    Description of Registrant’s Securities to be Registered.

A description of securities registered hereby is set forth in the registration statement on Form S-1 (Registration No.  333-138565), filed with the Securities and Exchange Commission on November 9, 2006, as amended from time to time (the “Registration Statement”) and is incorporated by reference herein.  Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is hereby also incorporated by reference herein.

Item 2.                    Exhibits

The following exhibits have been filed as exhibits to the Registration Statement and are incorporated herein by reference:

EXHIBIT INDEX*

Exhibit No.	Description
3.1	Certificate of Incorporation.
3.2	Form of Amended and Restated Certificate of Incorporation.
3.3	By-laws.
4.1	Specimen Unit Certificate.
4.2	Specimen Common Stock Certificate.
4.3	Specimen Warrant Certificate.
4.4	Form of Unit Purchase Agreement to be granted to Deutsche Bank Securities Inc.
4.5	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.2	Form of Securities Escrow Agreement among the Registrant, Continental Stock Transfer & Trust Company, and the Founding Stockholders.
10.3	Form of Registration Rights Agreement among the Registrant and the Founding Stockholders.

*                       Incorporated by reference to the corresponding exhibit of the same number filed with the Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

VANTAGE ENERGY SERVICES, INC.

Dated: May 22, 2007	By:	/s/ Paul Bragg
Paul Bragg
Chief Executive Officer